Exhibit 10.41

GENERATION HEMP, INC.

2021 OMNIBUS INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHTS

Generation Hemp, Inc., a Delaware corporation (the “Company”) grants to you the following Stock Appreciation Rights (“SARs”), pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”) and the attached Stock Appreciation Rights Award Agreement (the “Award Agreement”):

Participant:	[insert name]

Total Number of SARs:	[insert number of shares]

Form of SARs:	[insert Tandem/Freestanding/Combination]

Date of Grant:	[insert date]

Grant Price per Share:	[insert Fair Market Value as of Date of Grant]

Vesting Commencement Date:	[insert Vesting Commencement Date]

Vesting Schedule:	[insert Vesting Schedule]

Final Exercise Date:	[insert Final Exercise Date]. The SARs may expire earlier pursuant to Section 2 of the Award Agreement if the Participant’s relationship with the Company is terminated, or pursuant to Section VI of the Plan.

GENERATION HEMP, INC.
2021 OMNIBUS INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

Dear [insert name]:

On [insert date], the Committee approved a grant of Stock Appreciation Rights (“SARs”) to you with respect to Shares of common stock of Generation Hemp, Inc. (the “Company”) pursuant to the Generation Hemp, Inc. 2021 Omnibus Incentive Plan (the “Plan”). The SARs shall constitute and be treated at all times by you and the Company as [Freestanding SARs/Tandem SARs/combination of Freestanding SARs and Tandem SARs]. Capitalized terms not defined in this Award Agreement shall have the meaning set forth in the Plan and the attached Notice of Stock Appreciation Rights (the “Notice”).

You are granted [insert amount] SARs of the Company, with [all SARs being Freestanding SARs/Tandem SARs / with [insert amount] being Freestanding SARs and [insert amount] being Tandem SARs]. The Date of Grant is [insert date] and the Fair Market Value of a Share of common stock of the Company as of such date is the Grant Price.

1. Vesting. Subject to your not incurring a Separation from Service with the Company prior to the applicable vesting dates, the SARs shall vest and become exercisable at the time or times set forth in the Notice.

[Include, if applicable: Notwithstanding the schedule in the Notice, in the event your Separation from Service is due to your death or Disability, the unvested portion of your SARs shall become one hundred percent (100%) vested on the date of your death or Disability.]

2. Duration of SARs. SARs may be exercised at any point in time between the Vesting Date and the Final Exercise Date set forth in the Notice. Except as otherwise provided herein, the SARs may be exercised for three (3) months after you incur a Separation from Service from the Company; provided, however, in the event your Separation from Service is due to your death or Disability, the SARs may be exercised for one year following such event. If, prior to the Final Exercise Date set forth in the Notice, you incur a Separation from Service for Cause (as defined below), the right to exercise the SARs shall terminate immediately upon the effective date of such Separation from Service. If you are a party to an agreement with the Company that contains an applicable definition of “cause,” “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct or willful failure to perform your responsibilities to the Company (including, without limitation, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between you and the Company), as determined by the Company, which determination shall be conclusive. You shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after your resignation, that discharge for “Cause” was warranted.

3. Exercise of SARs. Upon exercise (by delivery of an Exercise Notice, in the form attached as Exhibit A), and subject to applicable tax withholding, you will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share of common stock of the Company on the exercise date and the Grant Price, by (b) the number of Shares with respect to which the SAR is exercised. This amount will be paid to you in [cash/shares/combination].

If you are an Employee, you acknowledge and agree that applicable tax withholding shall be accomplished by having the Company withhold Shares having a fair market value equal to the minimum statutory total tax obligations.

4. Non-Assignability of SARs. The SARs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your Disability, the SARs may be exercised by your representative. The terms of the Plan and this Award Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

5. Code Section 409A. The Grant Price is intended to be not less than the Fair Market Value of the common stock of the Company on the Date of Grant. The Company has determined the Fair Market Value of the common stock of the Company in good faith and using the reasonable applicable of a reasonable valuation method, for purposes of determining the Grant Price. Notwithstanding this, the Internal Revenue Service may assert that the Fair Market Value of the common stock of the Company on the Date of Grant was greater than the Grant Price. Under Code Section 409A, if the Grant Price is less than the Fair Market Value of the common stock of the Company on the Date of Grant, the SARs may be treated as a form of deferred compensation and you may be subject to an additional twenty percent (20%) tax, plus interest and possible penalties. You hereby acknowledge that the Company has advised you to consult with a tax advisor regarding the potential impact of Code Section 409A and that the Company, in the exercise of its sole discretion and without your consent, may amend or modify this Award Agreement in any manner and delay the payment of any amounts payable pursuant to this Award Agreement to the minimum extent necessary to meet the requirements of Code Section 409A, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this Award Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this Award Agreement.

6. No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF SARs PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN ARE EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE SARs OR ACQUIRING SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR SERVICE WITH OR WITHOUT CAUSE.

The SARs granted to you are subject to and governed by the terms of the Plan which is incorporated by reference and a copy is attached hereto. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Award Agreement is governed by the laws of the State of Texas.

By your signature and the signature of the Company’s representative below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan and this Award Agreement. You have reviewed the Plan and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understand all provisions of the Plan and this Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

PARTICIPANT	GENERATION HEMP, INC.

Signature	By

Print Name	Title

Residence Address

Exhibit A

EXERCISE NOTICE

OF STOCK APPRECIATION RIGHTS

Generation Hemp, Inc.

(date)

Re: Stock Appreciation Rights

Notice is hereby given pursuant to Section 3 of my Stock Appreciation Rights Award Agreement that I elect to exercise the number of stock appreciation rights set forth below at the exercise price set forth in my Stock Appreciation Rights Award Agreement:

Stock Appreciation Rights dated:

Number of SARs being exercised:

Grant Price:

I understand that the Shares of common stock of the Company that I may receive upon exercise of my Stock Appreciation Rights may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares of common stock of the Company exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Generation Hemp, Inc. 2021 Omnibus Incentive Plan.

(Signature)

(Name of Participant)

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